UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2018

Black Hills Corporation
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

001-31303		46-0458824
(Commission File Number)		(IRS Employer Identification No.)

7001 Mt. Rushmore Rd.
PO Box 1400
Rapid City, South Dakota		57709-1400
(Address of principal executive offices)		(Zip Code)

605.721-1700
(Registrants telephone number, indicating area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

Black Hills Corporation ("the Company") is filing its financial statements for the year ended December 31, 2017 in its Annual Report on Form 10-K on February 23, 2018. In conjunction with our adoption of the Financial Accounting Standards Board’s February issuance of Accounting Standards Update 2018-02 regarding the reclassification of certain tax effects from accumulated other comprehensive income (“AOCI”) and further evaluation of the effects of the Tax Cuts and Jobs Act ("TCJA") that was passed in late December 2017, the Company recorded an additional adjustment to revalue deferred taxes associated with items in AOCI. The adjustment, which was subsequent to the Company’s February 1, 2018 press release announcing 2017 fourth quarter and full-year financial results, increased deferred tax expense and decreased GAAP income from continuing operations by $7 million or $0.13 per diluted share for both the three and twelve months ended December 31, 2017.

There is no impact on the results of the Company’s individual business segments or cash flows. This adjustment also had no impact to the Company’s income from continuing operations, as adjusted (a Non-GAAP measure), as the benefit from tax reform was and is excluded from this amount as it does not reflect the Company’s core operating performance. The Company’s management uses Non-GAAP financial measures because the items excluded are not indicative of the Company’s continuing operating results. A revised GAAP to Non-GAAP reconciliation is shown in the table below.

GAAP TO NON-GAAP ADJUSTMENT RECONCILIATION

	Previously Reported		As Revised		Previously Reported		As Revised
	Three Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(In millions, except per share amounts)	2017		2017		2017		2017
	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Income from continuing operations available for common stock (GAAP)	$71.3	$1.30	$64.3	$1.17	$201.1	$3.65	$194.1	$3.52
Adjustments:
External acquisition costs (pre-tax)	2.0	0.04	2.0	0.04	4.4	0.08	4.4	0.08
Tax reform and other tax items	(18.7)	(0.34)	(11.7)	(0.21)	(18.7)	(0.34)	(11.7)	(0.21)
Total adjustments	(16.7)	(0.30)	(9.7)	(0.17)	(14.3)	(0.26)	(7.3)	(0.13)

Tax on adjustments:
Acquisition costs	(0.7)	(0.02)	(0.7)	(0.02)	(1.5)	(0.03)	(1.5)	(0.03)
Total tax on adjustments	(0.7)	(0.02)	(0.7)	(0.02)	(1.5)	(0.03)	(1.5)	(0.03)

Income from continuing operations available for common stock, as adjusted (non-GAAP)	$53.9	$0.98	$53.9	$0.98	$185.3	$3.36	$185.3	$3.36

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION
Date:	February 23, 2018

/S/ RICHARD W. KINZLEY
Richard W. Kinzley
Senior Vice President and Chief Financial Officer